                                                     DISNEY SALARIED SAVINGS AND
                                                           INVESTMENT PLAN

                                                   REPORT ON FINANCIAL STATEMENTS

                                                     DECEMBER 31, 2003 AND 2002

                                             DISNEY SALARIED SAVINGS AND INVESTMENT PLAN

                                                    INDEX TO FINANCIAL STATEMENTS

                                                     DECEMBER 31, 2003 AND 2002

                                                                                                        Page
Report of Independent Registered Public Accounting Firm                                                 F-2

Financial Statements:

  Statements of Net Assets Available for Benefits as of December 31, 2003 and 2002                      F-3

  Statement of Changes in Net Assets Available for Benefits For the year ended December 31, 2003        F-4

  Notes to Financial Statements                                                                         F-5

Additional Information (included pursuant to Department of Labor Rules and Regulations):

      Schedule H, line 4i - Schedule of Assets (Held at End of Year)
        For the year ended December 31, 2003                                                            F-11

      Schedule H, line 4a - Schedule of Delinquent Participant Contributions
        For the year ended December 31, 2003                                                            F-12

Other schedules required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are either not applicable or have been filed directly with the Department of Labor as part of the Master Trust filing.

                                                                 F-1

                                       Report of Independent Registered Public Accounting Firm

     To the Participants and Plan Administrator of the Disney Salaried Savings and Investment Plan

     In our opinion, the accompanying statements of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Disney Salaried Savings and Investment Plan (the "Plan") at December 31, 2003 and 2002, and
     the changes in net assets available for benefits for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets (Held at End of Year) and Delinquent Participant Contributions are
     presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and
     Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

     PricewaterhouseCoopers LLP
     Los Angeles, California
     June 25, 2004

                                                                 F-2

                                             DISNEY SALARIED SAVINGS AND INVESTMENT PLAN

                                           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                                           (In thousands)

                                                                                                  December 31,
                                                                                         ------------------------------------
                                                                                              2003                 2002
                                                                                         ---------------      ---------------

                Assets
                  Investments in Master Trust:
                    At fair value:
                      The Walt Disney Company Common Stock Fund*                        $       337,517      $       226,094
                      Shares of registered investment companies:
                        Fidelity Magellan Fund*                                                 136,074              105,071
                        PIMCO Total Return Fund*                                                 47,852               38,464
                        Fidelity Growth & Income Portfolio Fund*                                111,259               90,020
                        Sequoia Fund*                                                            87,306               63,697
                        Fidelity Diversified International Fund                                  35,296               19,973
                        Putnam New Opportunities Fund                                                 -               23,228
                        Fidelity Asset Manager Fund                                               6,838                3,278
                        Fidelity US Equity Index Pool                                             9,484                4,468
                        Fidelity Retirement Money Market Portfolio Fund*                         51,402               45,389
                        MAS Small Cap Value Portfolio-Adviser Class                              10,914                5,104
                        Calamos Growth A                                                         29,901                    -
                        Ariel Appreciation Fund                                                  12,327                2,280
                  Participant loans                                                              15,118               14,351
                                                                                         ---------------      ---------------

                      Total investments                                                         891,288              641,417
                                                                                         ---------------      ---------------

                  Receivables:
                    Participant contributions                                                        24                1,061
                    Employer contributions                                                          644                  469
                    Interest and dividend income                                                  3,022                   19
                                                                                         ---------------     ----------------

                      Total receivables                                                           3,690                1,549
                                                                                         ---------------     ----------------

                  Net assets available for benefits                                     $       894,978     $        642,966
                                                                                         ===============     ================

*   Investment balance represents 5% or more of the Plan's net assets available for benefits.

                             The accompanying notes are an integral part of these financial statements.

                                                                 F-3

                                             DISNEY SALARIED SAVINGS AND INVESTMENT PLAN

                                      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                           (In thousands)

                                                                                              For the Year Ended
                                                                                              December 31,2003
                                                                                         ---------------------------
                Additions to net assets attributed to:

                  Investment income:
                    Dividends                                                           $                   11,603
                    Interest                                                                                   927
                    Net appreciation in fair value of Investments (Note 3)                                 177,458
                                                                                         ---------------------------

                                                                                                           189,988

                  Contributions:
                    Participant                                                                             81,483
                    Employer                                                                                19,155
                                                                                         ---------------------------

                                                                                                           100,638

                  Total additions                                                                          290,626
                                                                                         ---------------------------

                Deductions from net assets attributed to:

                  Benefits paid to participants                                                             38,539
                  Administrative expenses (Note 5)                                                              75
                                                                                         ---------------------------

                  Total deductions                                                                          38,614
                                                                                         ---------------------------

                Net increase                                                                               252,012

                Net assets available for benefits:
                  Beginning of year                                                                        642,966
                                                                                         ---------------------------

                  End of year                                                           $                  894,978
                                                                                         ===========================

                             The accompanying notes are an integral part of these financial statements.

                                                                 F-4

                                             DISNEY SALARIED SAVINGS AND INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS

                                                   (Tabular dollars in thousands)

1.  Description of the Plan

General
The Walt Disney Company (the "Company") adopted the Disney Salaried Savings and Investment Plan (the "Plan")
effective as of May 1, 1984.  The Plan is a defined contribution plan designed to provide participating employees the opportunity to accumulate retirement funds through a tax-deferred contribution arrangement pursuant to Section
401(k) of the Internal Revenue Code of 1986, as amended (the "Code").  In addition to the Code, the Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended. This Plan is also an
Employee Stock Ownership Plan (ESOP) that provides employees the opportunity to participate in the performance, both positive and negative, of The Walt Disney Company common stock. The following description of the Plan provides only general information. Participants should refer to the Plan Document for a complete description of the Plan's provisions.

Administration of the Plan
The Board of Directors of the Company has appointed the Investment and Administrative Committee of The Walt Disney
Company Sponsored Qualified Benefit Plans and Key Employees Deferred Compensation and Retirement Plan (the
"Committee" or "Plan Administrator") to administer the Plan, interpret its provisions and resolve all issues arising in the administration of the Plan.

The assets of the Plan are administered under a trust agreement between the Company and Fidelity Management Trust
Company ("Fidelity" or the "Trustee").  Pursuant to the trust agreement, Fidelity executes most of the day-to-day activities of trust administration.

Administrative expenses of the Plan may be paid from the assets of the Plan unless the Company, at its discretion, pays such expenses.  Investment expenses incurred by the investment funds are charged to the respective funds.

Participation
Participation in the Plan is available to all eligible domestic salaried employees of the Company and its subsidiaries participating in the Plan.  Eligible employees must be age 18 or older and have completed one year of employment during which they must also work at least 1,000 hours.

The Plan accepts direct cash rollovers from other qualified plans or conduit IRAs regardless of whether the employee has met the eligibility service requirement.

Contributions
Participants are permitted to contribute in whole percentages, up to 20 percent of their base compensation on a pre-tax basis, through weekly payroll deductions.  A participant's total pre-tax contributions and the Company's matching contributions, in any Plan year, cannot exceed the limits provided under Section 415 of the Code.

                                                                 F-5

                                             DISNEY SALARIED SAVINGS AND INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

1.  Description of the Plan (continued)

Contributions (continued)
Effective January 1, 1987, the Plan ceased to accept voluntary post-tax contributions.  Post-tax contributions made prior to January 1, 1987 may remain in the Plan and continue to share in the Plan's investment results on a tax-deferred basis.  The principal amount of such post-tax contributions are recovered tax-free when withdrawn or distributed.

The Company currently contributes a matching amount equal to 50 percent of pre-tax contributions up to the first 4 percent of base compensation. The Company may change the level of matching contributions or cease making matching contributions. The Company's matching contributions are invested exclusively in the Company's common stock.
Participants of the Plan may transfer all or any portion of their accumulated Company matching contributions into any of the available Plan investment funds, or any combination of funds, at any time.

Income earned on participant and Company contributions to the Plan is not taxable for federal or state income tax purposes until withdrawn from the Plan.

Vesting
Participants are fully vested immediately in all contributions including the Company's matching contributions made to the Plan and all earnings thereon.

Investments
Participants may direct the investment of their contributions in any one or more of the investment funds established for the Plan.  Participants may elect to change the investment of their contributions or to transfer all or part of their account balances among the various investment funds in increments of 1 percent.

Benefits, Distributions and Withdrawals
A participant's entire account balance, adjusted for investment gains or losses, is available for immediate distribution upon termination of employment. Participants' account balances under $5,000 are automatically distributed within 60 days following the participant's severance date, unless the participant elects to rollover the distribution into an IRA or another qualified plan. If no election is made, the account balance will be distributed to the participant less 20 percent for federal tax withholding.  Participants with account balances of $5,000 or more may elect a distribution at any time following termination of employment, except all amounts are to be distributed in accordance with the minimum required distribution provisions of the Code.

Under Section 401(k) of the Code, in-service withdrawals, up to 100% of the participant's account, are available upon age 59 1/2. Hardship withdrawals are limited to the amounts necessary to satisfy a financial hardship and will be made if the Committee determines that the reason for the hardship complies with

                                                                 F-6

                                             DISNEY SALARIED SAVINGS AND INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

1.  Description of the Plan (continued)

Benefits, Distributions and Withdrawals (continued)
applicable requirements under the Code and the Plan. A participant may withdraw his or her post-tax contributions twice each Plan year. The minimum amount of each post-tax contribution withdrawal is $250.

Loans
Participants are permitted to borrow from their accounts subject to certain limitations and conditions established to comply with the current requirements of the Code.  All loans made to participants are secured by their accounts with a right of off-set. Participants may borrow up to 50 percent of their vested account balance not to exceed
$50,000 in any consecutive twelve-month period.  The minimum amount of each loan is $1,000, and a participant may only have one loan outstanding.

Loans may have a term of up to four years.  However, the term can be extended to ten years if the loan is used to acquire or construct a principal residence of the participant.  The interest rate on loans is currently the Bank of
America prime rate plus 1 percent.

Plan Amendment or Termination
The Company reserves the right to amend or modify the provisions of the Plan at any time and from time to time.
Although the Company expects to continue the Plan indefinitely, the Board of Directors of the Company may terminate the Plan for any reason.  If the Plan is terminated, each participant will receive, as prescribed by ERISA and its related regulations, and in the form and manner determined by the Committee, a payment equal to the value of the participant's account balance at the time of liquidation.

2.  Summary of Significant Accounting Policies

Basis of Accounting
The financial statements of the Plan are prepared using the accrual basis of accounting.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United
States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures.  Actual results could differ from those estimates.

Risks and Uncertainties
The Plan provides for various investment options in mutual funds and other securities.  Investment securities are exposed to various risks, such as interest rate, market and credit risks.  Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances,the

                                                                 F-7

                                             DISNEY SALARIED SAVINGS AND INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

2.  Summary of Significant Accounting Policies (continued)

Risks and Uncertainties (continued)
amounts reported in the Statements of Net Assets Available for Benefits and amounts reported in the the Statement of
Changes in Net Assets Available for Benefits.

Investment Valuation and Income Recognition
Investments in securities traded on national security exchanges are valued on the basis of the closing price on the last trading day of the year. Investments in commingled funds are valued at the redemption prices established by the
Trustee, which are based on the underlying market value of the fund assets. Participant loans are valued at cost which approximates fair value. Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

Net Appreciation/Depreciation in Fair Value of Investments
The net appreciation or depreciation in the fair value of investments recorded in the Statement of Changes in Net
Assets Available for Benefits consists of realized gains (losses) on sales and unrealized appreciation
(depreciation) on investments.

Payment of Benefits
Benefits are recorded when paid.

3.  Investments

During 2003, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value as follows:

         The Walt Disney Company Common Stock Fund                     $   99,620
         Shares of registered investment companies                         77,838
                                                                          -------
                                                                       $  177,458
                                                                          =======

4.  Income Taxes

The Company has received an Internal Revenue Service determination letter dated June 18, 1996 stating that the Plan qualifies under Section 401(a) of the Code and is therefore exempt from Federal income tax under Section 501(a) of the Code.  The Plan has subsequently been amended and the Company has filed for an updated determination letter. The
Company believes that the Plan still qualifies under Section 401(a) of the Code. Since the Plan is qualified under
Section 401(a) of the Code, under applicable state law it is also exempt from state income taxes.  The Plan Administrator and the Plan's counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code. Accordingly, no provision for income taxes is made in the accompanying financial statements.

                                                                 F-8

                                             DISNEY SALARIED SAVINGS AND INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

5.  Related Party Transactions

Certain Plan investments are shares of mutual funds managed by Fidelity.  Fidelity is the trustee as defined by the
Plan, and therefore, these transactions qualify the Trustee as a party-in-interest for which a statutory exemption exists. Fees paid by the Plan to the Trustee amounted to $74,956 for the year ended December 31, 2003. The Company also qualifies as a party-in-interest and absorbs certain administrative expenses of the Plan. The Company paid
$75,873 of administrative expenses on behalf of the Plan for the year ended December 31, 2003. Such transactions with the Company qualify for a statutory exemption.

6.  Reconciliation of Financial Statements to Form 5500

The following is a reconciliation of net assets available for benefits according to the financial statements to Form 5500:

                                                                                                   December 31,
                                                                                        -------------------------------------
                                                                                             2003                 2002
                                                                                        ----------------     ----------------
Net assets available for benefits per the financial statements                         $        894,978     $        642,966
Amounts allocated to withdrawing participants                                                      (472)                (367)
                                                                                        ----------------     ----------------
Net assets available for benefits per Form 5500                                        $        894,506     $         642,599
                                                                                        ================     ================

The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:

                                                                                             For the Year Ended
                                                                                              December 31,2003
                                                                                         ---------------------------
Benefits paid to participants per the financial statements                              $                   38,539
Add: Amounts allocated to withdrawing participants at December 31, 2003                                        472
Less: Amounts allocated to withdrawing participants at December 31, 2002                                      (367)
                                                                                         ---------------------------

Benefits paid to participants per Form 5500                                             $                   38,644
                                                                                         ===========================

Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 2003 but not yet paid as of that date.

                                                                 F-9

                                             DISNEY SALARIED SAVINGS AND INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

7.  Investment in Disney 401(k) Master Trust

The Plan's investments are held in the Disney 401(k) Master Trust (the "Master Trust"), which includes the assets of the Disney Hourly Savings and Investment Plan, the Go.com Savings and Investment Plan, and the ABC, Inc. Savings &
Investment Plan, which are defined contribution plans sponsored by the Company or one of its subsidiary companies.
Each participating plan has a specific interest in the Master Trust. Assets of the Master Trust are allocated to the participating plans according to the investment elections of participants within each plan.  The Plan's interest in the net assets of the Master Trust was approximately 44% and 41% at December 31, 2003 and 2002, respectively.  Investment income of the Master Trust for the year ended December 31, 2003 was allocated based upon each Plan's interest within each of the investment funds held by the Master Trust.

Investments held by the Master Trust are as follows:

                                                                                      December 31,
                                                                       --------------------------------------------
                                                                               2003                    2002
                                                                       ---------------------    -------------------

Investments, at fair value:
     The Walt Disney Company Common Stock Fund                        $            671,439     $           463,399
     Shares of registered investment companies                                   1,304,355               1,060,348
                                                                       ---------------------    -------------------
Total                                                                 $          1,975,794     $         1,523,747
                                                                       =====================    ===================

The investment income of the Master Trust is as follows:

                                                                               For the Year Ended
                                                                               December 31, 2003
                                                                         ----------------------------
Investment income:
     Interest and dividends                                             $                    25,975
     Net appreciation in fair value of investments                                          367,591
                                                                         ----------------------------
 Total                                                                  $                   393,566
                                                                         ============================

The net appreciation (including net realized gains/losses) in the fair value of the investments held by the Master
Trust is as follows:

                                                                               For the Year Ended
                                                                               December 31, 2003
                                                                         ----------------------------
Net appreciation:
     The Walt Disney Company Common Stock Fund                          $                   200,439
     Shares of registered investment companies                                              167,152
                                                                         ----------------------------
 Total                                                                  $                   367,591
                                                                         ============================

                                                                F-10

                                             DISNEY SALARIED SAVINGS AND INVESTMENT PLAN

                                                         SCHEDULE H, LINE 4i

                                              SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                                FOR THE YEAR ENDED DECEMBER 31, 2003

---------------------------------------------------------------------------------------------------------------
(a)     (b)   Identity of Issue,            (c)  Description of Investment, Including      (d)    Current Value
              Borrower, Lessor or Similar        Maturity Date, Rate of Interest,
              Party                              Collateral, Par or Maturity Value
---------------------------------------------------------------------------------------------------------------

*             Participant loans                  Interest rates range from 5.0% to 10.5%
                                                 and maturing between March 2004 and
                                                 November 2013.                                      $15,117,986
                                                                                                 ================

*A party-in-interest for which a statutory exemption exists.

                                                                F-11

                                             DISNEY SALARIED SAVINGS AND INVESTMENT PLAN

                                                         SCHEDULE H, line 4a

                                          SCHEDULE OF DELINQUENT PARTICIPANT CONTRIBUTIONS

                                                FOR THE YEAR ENDED DECEMBER 31, 2003

=======================================================================================================================
Participant Contributions Transferred Late to Plan          Total that Constitute Nonexempt Prohibited Transactions
=======================================================================================================================
                      $9,737,491                                                 $9,737,491
=======================================================================================================================

=======================================================================================================================
Participant Loan Repayments Transferred Late to Plan       Total that Constitute Nonexempt Prohibited Transactions
=======================================================================================================================
                       $810,447                                                   $810,447
=======================================================================================================================

                                                                F-12